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                                                                   Exhibit 10.6


                          JLK DIRECT DISTRIBUTION INC.


                     DEFERRED FEE PLAN FOR OUTSIDE DIRECTORS


         WHEREAS Directors of JLK Direct Distribution Inc. (herein referred to as the "Company"), who are not otherwise employed by the Company (herein referred to as "Outside Directors"), are paid an annual fee by the Company for services as an Outside Director, and an additional amount for services on certain committees of the Board of Directors; and,

         WHEREAS it is appropriate to permit an Outside Director to request that the Company defer payment to the Director of all or a portion of the aforesaid Director fee and committee service fees,

         NOW, THEREFORE, this Plan is adopted.

1.       Name and Effective Date

         This plan shall be known as the JLK Direct Distribution Inc. Deferred Fee Plan for Outside Directors and shall be effective in accordance with a resolution of the full Board of Directors. It shall continue in force thereafter until terminated by resolution of the full Board of Directors.

2.       Eligibility

         Only those members of the Board of Directors of the Company who are not otherwise employed by the Company or any corporation subsidiary to, or affiliated with, the Company, in an executive or any other capacity, shall be eligible to participate in this Plan. These eligible persons are generally referred to by the Company as "Outside Directors."

3.       Administration of the Plan

         This Plan shall be administered by an officer of the Company' Director of Human Resources or other individual designated by the Board of Directors (hereinafter referred to as the "Administrator"), and the Administrator's interpretation of this Plan shall be final and conclusive on all persons, subject to any further interpretation by the Board of Directors.

4.       Election to Defer Fees

         Any outside Director eligible to participate in the Plan may elect to defer all or a portion of the fees such person is entitled to receive from the Company for services as a Director (including service on any committee of the Board of Directors for which committee fees are



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specifically authorized) performed during any full calendar year in which the
Plan is in effect. An election to defer receipt of fees with respect to any calendar year shall be irrevocable and shall be made in writing, on a form prescribed by the Administrator, on or before the 30th day of June prior to the beginning of such calendar year. An election to defer fees by a nominee to the Board of Directors may be made prior to the nominee's election and be effective for the balance of the calendar year in which the nominee is elected as Director. A Director electing to defer receipt of fees shall, as part of the election, select the time and manner of payment of deferred fees, within the limits described herein, below. Special provisions for retirement accounts are described herein, below.

5.       Continuation and Termination of Deferral

         An election to defer fees shall continue in force with respect to all succeeding calendar years and terms of the Director's service, unless the Director advises the Company in writing that he or she has elected to terminate such deferment. Termination of deferments shall be effective with respect to all fees payable for and after the calendar year next following the year in which such election to terminate deferments occurs. Amounts earned will continue to be deferred in accordance with the prior election until the beginning of the calendar year in which the termination of deferral becomes effective, i.e., the calendar year immediately following notification.

6.       Plan Account

         Deferred fees shall be maintained by the Company, at the specific and irrevocable direction of the Director, in an "Interest Account" or in such other account(s) as may then be available for the retention of deferred fees ("Other Account(s)"). The Plan shall be unfunded and payments of deferred fees shall be made out of the general corporate funds of the Company. The designation of a deferred fee account to an account is for bookkeeping purposes of the Plan only, and shall not be interpreted as establishing an independent, separately identified account of the Company.

7.       Interest Account

         Deferred fees retained monthly in the Interest Account shall earn interest monthly at an annual rate of interest equal to a rate of two interest percentage points below average prime interest per annum for the previous month. Interest rate shall be calculated and interest amount credited to the Interest Account on the first business day of each month, for the previous month. Interest shall accrue on deferred fees in the Interest Account from the date such fees would have been paid without deferral, until the date of payment. Deferred fees retained in Other Account(s) shall be valued in accordance with the terms and conditions applicable to such Other Account(s).

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8.       Payment of Deferred Fees

         At the time of election to participate in the Plan, a Director shall select one of the following methods of payment of the deferred fees and interest or accumulations thereon:

         a.       In full on a specified date.

         b. In full or in installments beginning on the Director's retirement date from the Board. Rules governing installment payments shall be determined by the Administrator. Any termination from the Board for any reason, voluntary or involuntary, will be treated the same as "retirement" from the Board, for purposes of administering this Plan.

         c. Notwithstanding the payment instructions of the Director, at the death of a Director, deferred fees remaining unpaid at death will be paid to the Director's selected beneficiary (if any), or to the Director's estate, in full.

9.       Special Retirement Options

         Directors selecting payment commencing upon retirement may change the method of payment, i.e., in full or in installments, by submitting a revised election form no fewer than twelve (12) months prior to retirement from the Board. Under no circumstances, however, may the beginning payment be changed from retirement to any other date. As indicated in Paragraph 8(b), above, any termination of service from the Board for any reason, voluntary or involuntary, will be treated the same as "retirement" from the Board, for purposes of administering the plan.

10.      Amendment or Termination

         This Plan may be amended from time to time or may be terminated at any time by resolution of the Board of Directors of the Company, provided that no amendment or termination shall affect the rights of any person, for amounts which had been deferred under the Plan prior to amendment or termination.

11.      Nonassignability

         No Director, beneficiary, or any other person or entity shall have any power to commute, encumber, sell, or otherwise dispose of the rights provided herein, and such rights shall be nonassignable and nontransferable.

12.      Noncompetition


         During the period of a Director's tenure on the Board of Directors and the deferral any payment of any fees hereunder, the Director will not, without the prior written consent of the Company, (a) directly or indirectly engage in,
(b) assist or have an active interest in (whether as proprietary, partner, investor, shareholder, officer, director, or any type of principle whatever), or



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(c) enter into the employ of, or act as an agent for, or advisor or consultant to: any person, firm, partnership, association, corporation, or other business organization, entity, or enterprise which is, or is about to become, directly or indirectly engaged in the provision of any service with competes with any service provided by or under development by the Company, or any subsidiary or affiliate thereof, or in the provision of any product which competes with any product which is made, manufactured, is under development, or is sold by the Company or any subsidiary or affiliate thereof (provided, however, that this provision is not intended to prohibit a Director's purchasing, for investment, not in excess of five percent of any class of stock or other corporate security of any company which is registered pursuant to Section 12 of the Securities and Exchange Act of 1934).


Notwithstanding any other provision of this Plan, the Director acknowledges that a breach of this Paragraph 12 shall entitle the Company to immediately terminate deferral of fees and pay out to the Director all fees previously deferred, without any interest or accumulations thereon.


July 1, 1997



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